AMERICAN GENERAL LIFE INSURANCE COMPANY
OPTIONAL GUARANTEED LIVING BENEFIT
EXTENSION DATA PAGE ENDORSEMENT
Notwithstanding any provision in the Contract or Certificate (“Contract”) to the contrary, this Endorsement Data Page becomes a part of the Contract to which it is attached. Should any provision in this Endorsement Data Page conflict with the Contract, the provisions of this Endorsement Data Page will prevail.
Subject to the terms and conditions set forth in the Optional Guaranteed Living Benefit Endorsement, this Extension Endorsement Data Page replaces the Endorsement Data Page of the original Optional Guaranteed Living Benefit Endorsement.
ENDORSEMENT DATA PAGE

COVERED PERSON(S):	[John Doe Jane Doe]

ENDORSEMENT EFFECTIVE DATE:	[November 1, 2013]

[EXTENSION AVAILABILITY DATE:	November 1, 2018]

ELIGIBLE PURCHASE PAYMENTS:	Contract Year(s)	Percentage of Purchase Payment Included	Eligible Purchase Payment
	[1]	[100%]	Eligible Purchase Payment Limit
	[2-5]	[100%]	In each Contract Year, [100%] of Purchase Payments made in Contract Year [1 (one)] not to exceed Eligible Purchase Payment Limit
	[6+]	[0%]	In each Contract Year, [0%] of Purchase Payments made in Contract Year [1 (one)] not to exceed Eligible Purchase Payment Limit

ELIGIBLE PURCHASE PAYMENT LIMIT:	The sum of Eligible Purchase Payments cannot exceed [$1,500,000] without prior Company approval

ENDORSEMENT FEE:	Annual fee of [1.10%] of the Income Base deducted [quarterly] from Contract Value beginning [one] [quarter] following the Endorsement Effective Date and ending on the termination of this Endorsement

INCOME BASE EVALUATION PERIOD:	Beginning on the Endorsement Effective Date and ending [5] years later

[GROSS] INCOME CREDIT PERCENTAGE:	[7%]

INCOME CREDIT PERIOD:	Beginning on the Endorsement Effective Date and ending [5] years later

INCOME CREDIT AVAILABILITY:	[At the end of each Benefit Year during the Income Credit Period]

MAXIMUM ANNUAL WITHDRAWAL PERCENTAGE:

	Age at First Withdrawal		Percentage
	[Prior to Your 62nd Birthday]		[4%]
	[On or after Your 62nd Birthday]		[5%]

MINIMUM INCOME BASE:	[200%] of [Eligible Purchase Payments received in Contract Year 1] [effective on the [10th] Benefit Year anniversary provided no Withdrawals are taken before the [10th] Benefit Year anniversary].
For Inquiries Call [1-800-445-7862
ASE-6231E (10/10)

Signed for the Company to be effective on the Endorsement Effective Date.

ASE-6231E (10/10)

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